Exhibit 10.13

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INDENTURE OF LEASE

THIS INDENTURE OF LEASE (the “Lease”) made and entered into as of the 1st day of March, 1995 by and between THE LARES GROUP II, a Rhode Island limited partnership having offices at 333 Strawberry Field Road, Warwick, Rhode Island (hereinafter referred to as “Landlord”) and A.J. OSTER COMPANY, a Rhode Island corporation having offices at 445 Warwick Industrial Drive, Warwick, Rhode Island, (hereinafter referred to as “Tenant”).

WITNESSETH:

ARTICLE 1

Premises

1.1 Landlord hereby leases to Tenant, and Tenant leases from Landlord, upon and subject to the terms and provisions of this Lease, a portion of the building owned by Landlord located at 333 Strawberry Field Road, Warwick, Rhode Island, (hereinafter referred to as the “Demised Premises”). The Demised Premises consist of approximately 73,600 square feet of space as shown on Exhibit “A” attached hereto and made a part hereof.

1.2 Tenant, and its employees, agents and business invitees, shall have the right to use the portions of the parking areas adjacent to the building in which the Demised Premises are located designated on Exhibit “B” attached hereto and made a part hereof for parking purposes only.

1.3 Tenant is fully aware of the present condition of the Demised Premises and accepts the same absolutely “as is” without any obligation on the part of Landlord whatsoever with respect thereto.

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ARTICLE 2

Term of Lease

TO HAVE AND TO HOLD the Demised Premises unto Tenant for the term of five (5) years, beginning on March 1, 1995, and ending on February 28, 2000.

ARTICLE 3

Rent

Tenant covenants and agrees to pay to Landlord at Landlord’s address as hereinabove set forth, or at such place as Landlord, from time to time shall designate in writing, rent for the Demised Premises, without offset or reduction and without previous demand therefor at the rate per annum hereinafter set forth, such rent being payable in equal monthly installments as hereinafter set forth, in advance, on the first day of each and every calendar month during the term hereof:

Lease Year	Rent Per Annum	Monthly Installment
ONE and TWO March 1,1995 through and including February 28, 1997	$257,600.00	$21,466.67
THREE and FOUR March 1, 1997 through and including February 28, 1999	$276,000.00	$23,000.00
FIVE March 1, 1999 through and including February 28, 2000	$294,400.00	$24,533.33

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ARTICLE 4

Taxes

4.1 Tenant shall reimburse Landlord as additional rent for Tenant’s pro rata share (as hereinafter defined) of all real estate or other taxes assessed or imposed upon the real estate (i.e., land and buildings) of which the Demised Premises is a part from time to time, which become due and payable in each year during the lease term.

4.2 As used in this Article, the term “real estate taxes” shall mean and include all real estate taxes, public and governmental charges and assessments foreseen or unforeseen, and all costs and fees incurred by Landlord in contesting or negotiating with public authorities as to any of the same at Tenant’s request or with Tenant’s consent (regardless of how such items may be labeled). Tenant also shall pay, not later than the due date thereof, personal property taxes on Tenant’s machinery, equipment, inventory or other personal property or assets of Tenant (any such personal property taxes on the assets of other tenants in the building of which the Demised Premises is a part shall be excluded from real estate taxes reimbursable by Tenant hereunder). Any governmental tax or charge (other than income or estate taxes) levied, assessed or imposed on account of the payment by Tenant, or receipt by Landlord, of, or based in whole or in part upon the rents in this Lease and/or other leases reserved, shall be similarly included in real estate taxes, but only to the extent such tax is in lieu (in whole or in part) of real estate taxes, and only to the extent that such taxes would be payable if the real estate of which the Demised Premises is a part were the only real estate owned by Landlord.

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4.3 Tenant’s share of the real estate tax shall be pro rated for periods at the beginning and end of the term hereof which do not constitute full tax years. Tenant shall pay its share of such tax within ten (10) days after Landlord submits to Tenant a bill therefor.

4.4 Tenant’s share of the real estate tax shall be equal to 11% thereof.

ARTICLE 5

Use of Premises

It is understood, and Tenant so agrees, that the Demised Premises during the term of this Lease shall be used and occupied by Tenant for light manufacturing and offices. Tenant shall abide by all reasonable rules and regulations required by Landlord or Landlord’s insurance carrier with respect to the use of the Demised Premises.

ARTICLE 6

Maintenance and Trade Fixtures

6.1 Landlord shall keep, maintain and repair the exterior of the building of which the Demised Premises is a part, including without limitation the roof (but excluding window glass, doors and frames, which shall be Tenant’s responsibility), the structural portions of such building, including without limitation, footings and foundations, floor slab and structural walls, columns and beams. Tenant shall reimburse Landlord as additional rent for a pro rata share of the cost of plowing snow from all of the driveways and parking areas adjacent to the building from which Landlord is responsible for removing snow computed by multiplying such costs by a fraction, the numerator of which is the area reserved for Tenant’s parking as set forth in 1.2 hereof and the denominator of

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which is the total area of the parking areas adjacent to the building from which the Landlord removes snow.

Landlord shall maintain the water distribution portion of the heating system servicing the Demised Premises. Landlord shall be responsible for any repairs to the plumbing and heating equipment within the Demised Premises which are necessary due to Landlord’s failure to maintain the boiler or water distribution portion of the heating system.

6.2 Subject to Landlord’s obligations under Section 6.1, Tenant shall keep in good order, condition as they now are and shall repair and maintain the interior portions of the Demised Premises and every part thereof, including, without limitation, window glass, doors and frames, plate glass, fixtures, interior walls, floors, ceilings, plumbing, plumbing fixtures, building appliances and equipment, and similar items, and shall make such repairs, ordinary and extraordinary, unforeseen and foreseen as are necessary to keep same in good order and condition. Tenant will maintain and repair the portions of the heating system within the Demised Premises and all electrical equipment, plumbing equipment and any air conditioning equipment within the Demised Premises. Tenant shall repair all broken glass, shall at all times keep the Demised Premises free and clear of all rubbish, debris, and litter. Tenant shall, at its own expense, repaint, refurbish and remodel the interior portions of the Demised Premises and any part or portion thereof from time to time to assure that the same are kept in the same condition as they are now are through the term of this Lease, provided Tenant shall first obtain the written consent of Landlord, prior to the commencement of any remodeling of any portion of the Demised Premises which would (i) alter the structure of the Demised Premises or any portion thereof, or (ii) change or limit the usability of any such portion of the Demised Premises which is designed and equipped for use as offices or for other special purposes. Tenant shall keep all rubbish in closed containers and shall arrange and pay for the removal of all rubbish.

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6.3 Tenant shall comply with and maintain the Demised Premises pursuant to the laws of the State of Rhode Island and ordinances of the City of Warwick, in accordance with all directions, rules and regulations of the Health Officer, Fire Marshall, Building Inspector, and other proper officers of the governmental agencies having jurisdiction over the Demised Premises and in accordance with the requirements of all policies of public liability insurance, casualty insurance and all other policies of insurance at any time in force with respect to the Demised Premises.

6.4 Tenant shall not injure, overload, deface or otherwise harm the Demised Premises, nor shall Tenant permit or commit any nuisance or waste thereon nor permit the emission of any objectionable noise or odor nor make any use of the Demised Premises which is improper, offensive, or contrary to any law or ordinance or the provisions of any policy of public liability insurance, casualty insurance or other insurance at any time in force with respect to the Demised Premises.

6.5 Tenant shall not place a load on any floor exceeding the floor load per square foot which such floor was designed to carry, or install, operate or maintain therein any heavy item of equipment except in such manner as to achieve a proper distribution of weight. Tenant shall not install, operate or maintain any electrical equipment which will overload the electrical system, or any part thereof.

6.6 Tenant shall have the right, at its sole cost and expense, to install or place upon the Demised Premises such trade fixtures and equipment as are necessary for the operation of Tenant’s business, provided, however, that Tenant shall have first procured all permits, licenses and authorizations required to be procured by reason of such installation or placement and shall cause such installation or placement to be done in compliance with all federal, state and local laws, ordinances and regulations applicable thereto and with the requirements of all insurance companies

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which have issued policies of public liability insurance, casualty insurance or other insurance with respect to the Demised Premises.

6.7 Tenant shall at all times keep and maintain in good order, condition and repair all trade fixtures and equipment installed or located upon the Demised Premises and shall, at its sole cost and expense, keep such fixtures and equipment in a clean, sanitary and safe condition in accordance with the laws of the State of Rhode Island and ordinances of the City of Warwick and in accordance with all directions, rules and regulations of the health officer, fire Marshall, building inspector and other proper officers of the governmental agencies having jurisdiction thereover and in accordance with the requirements of all policies of public liability insurance, casualty insurance and all other policies of insurance at any time in force with respect to the Demised Premises.

6.8 Tenant may remove its trade fixtures, equipment, and other personal property upon the termination hereof, if and only if Tenant shall not be in default hereunder at such time. Tenant covenants and agrees to repair, at its sole cost and expense, any and all damage to the Demised Premises resulting from or caused by removal of its fixtures, equipment and other personal property. The rent to be paid hereunder and all other charges in this Lease shall be a valid and first lien, charge and encumbrance upon all of Tenant’s personal property, prior and superior to any other lien which may be placed thereon or suffered to be attached thereto by Tenant. Landlord may at any time when it possesses the right to terminate this Lease, enter upon the Demised Premises and take possession of said personal property and proceed to sell the same at private sale or at public auction and may apply the net proceeds of said sale, after the deduction of all expenses, including reasonable attorney’s fees, to the satisfaction of its claims hereunder.

6.9 Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Demised Premises by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord, which Hazardous Material is necessary or useful to Tenant’s

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business and which will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Demised Premises. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Demised Premises results in contamination of the Demised Premises, the land which comprises a portion of the real estate which includes the building where the Demised Premises is situated, or such building or if the contamination of the Demised Premises, such land or such building, by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses including, without limitation, diminution in value of the Demised Premises, such land or such building, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorney’s fees, consultant fees and experts fees which arise during of after the lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the land which comprises a portion of the real estate which includes the building where the Demised Premises is situated. Without limiting the foregoing, if the presence of any Hazardous Material on the Demised Premises, such building or land, caused or permitted by Tenant results in any contamination of the Demised Premises. Tenant shall promptly take all actions as are necessary to return the Demised Premises, such building and land, to the condition existing prior to the introduction of any such Hazardous Material provided that Landlord’s approval to any such action shall first be obtained, which approval shall not be given if such actions would potentially have any material adverse long-term or short-term effect on the Demised Premises or such building or land. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

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As used herein, the term “Hazardous Material” means any hazardous or toxic substance, including, but not limited to, those substances, material, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR172.101) or by the Environmental Protection Agency as hazardous substances, materials and wastes that are or become regulated under any applicable local, state or federal law.

At the written request of Landlord, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials or any combination thereof, which were stored, used or disposed of on the Demised Premises, or which Tenant intends to store, use or dispose of on the Demised Premises.

Landlord and its agents shall have the right, but not the duty, to inspect the Demised Premises at any time to determine whether Tenant is complying with the terms of this Lease. If Tenant is not in compliance with this Lease, Landlord shall have the right to immediately enter upon the Demised Premises to remedy any contamination caused by Tenant’s failure to comply notwithstanding any other provision of this Lease. Landlord shall use its best efforts to minimize interference with Tenant’s business but shall not be liable for any interference caused thereby.

Any default under this Section shall be a material default enabling Landlord to exercise any of the remedies set forth in this Lease.

Landlord consents to the Tenant’s use of ammonia on the Demised Premises.

ARTICLE 7

Utilities

7.1 Tenant shall pay for all of its requirements for utilities, including, but not limited to gas, steam, oil, electricity, water, sewer and the like, used or consumed upon the Demised Premises and any improvements installed or placed thereon, including all utilities necessary for lighting,

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heating and air conditioning the Demised Premises. Landlord shall provide water for drinking and sanitary purposes only.

7.2 Tenant shall reimburse Landlord for Tenant’s share (as hereinafter defined) of sewer charges in each year during the lease term as hereinafter provided. As used in this Article, the term “sewer charges” shall mean all costs incurred by Landlord for removal and/or disposal of sanitary waste and drinking water from the building of which the Demised Premises is a part, including without limitation, all sewer use charges and sewer improvement assessments from the City of Warwick and any other governmental authorities, and the cost of repair, maintenance and replacement of sewer lines and equipment servicing the sewers. Tenant’s share of sewer charges shall be the same as Tenant’s then proportion of real estate taxes and as set forth in Section 7.4 of this Lease, shall be paid in accordance with Section 7.4 hereof. Tenant shall not use water for production purposes and shall not dispose of water or liquids other than sanitary waste without Landlord’s prior written consent, which consent may be conditioned by Landlord upon, among other things, receipt of Tenant’s written agreement to reimburse Landlord for the costs of providing and/or disposing of the same and the satisfaction of all requirements for proper disposal thereof including the obtaining of all required permits. The cost of heat shall be dealt with specifically, as hereinafter provided. Tenant shall pay all costs to install separate electrical meters for the Demised Premises and Tenant shall make payment to Landlord within ten (10) days of the date a bill is rendered for all electricity used by Tenant at the published Narragansett Electric Company C-2 Rate. All payments due to Landlord under this section shall be deemed additional rent.

7.3 Tenant shall reimburse Landlord for Tenant’s share (as hereinafter defined) of heating costs (as hereinafter defined), incurred by Landlord in each year during the lease term as hereinafter provided. As used in this Article, the term “heating costs” shall mean and include all costs incurred by Landlord in providing heat to the building of which the Demised Premises is a part, including

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without limitation, the cost of chemicals, labor, power, fuel and the repair, maintenance and replacement of equipment. Tenant’s share of heating costs shall be the same proportion as Tenant’s then proportion of real estate tax excess and shall be paid as follows for the heating seasons included within the term of this Lease.

7.4 Landlord shall bill Tenant for estimated heating costs and sewer charges at the rate of $.45 per square foot for each square foot of area comprising the Demised Premises in equal monthly installments beginning September 1, through and including May 1, said payment shall be due within ten (10) days of the date of invoice; on or after June 1, (the “invoice date”), Landlord shall compute its actual cost, the heating costs for the portion of the past heating season including within the terms of this Lease and its actual sewer costs for such period and shall multiply such amount by Tenant’s share of the real estate taxes. The hearing season is September 15 to April 15 and the portion included within the terms of this Lease is September 15, through and including April 15. Any amount paid by Tenant in excess of Tenant’s share of heating costs and sewer costs for such period shall be promptly refunded to Tenant. If Tenant’s share of heating costs and sewer charges is in excess of the estimated payments the difference shall be paid by Tenant to Landlord within ten (10) days of the date a bill is rendered. With respect to each period thereafter, Landlord shall estimate the cost of heating such building for the coming heating season and shall estimate its sewer charges for the coming twelve (12) month period and shall bill Tenant for 1/9 monthly of Landlord’s estimated costs on the first day of each month of each year commencing with September 1st. No such estimate shall exceed 110% of the previous season’s heating costs and the previous year’s sewer charges. Tenant shall make such payments to Landlord within ten (10) days of the date of invoice and an adjustment shall be made during the month of June based upon Landlord’s actual heating costs and sewer costs. If the estimated payments are less than Tenant’s share of heating costs and/or sewer charges, Tenant shall pay to Landlord the difference between Tenant’s share of heating costs and/or sewer charges and the estimated payments made to Landlord

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within ten (10) days of the invoice date. If such payments exceed Tenant’s share of heating costs and sewer charges, Landlord shall promptly refund any difference between such payments following the final determination of Tenant’s share of heating costs and sewer costs. All payments due to Landlord under this section shall be deemed additional rent.

7.5 Landlord shall heat the Demised Premises between September 15th and April 15th, Monday through Friday, excepting legal holidays, between the hours of 7:00 o’clock a.m. and 5:00 o’clock p.m. to 68 degrees and 60 degrees from 5:00 p.m. to 7:00 p.m. Landlord shall heat the Demised Premises to approximately 50 degrees at all other times.

7.6 If Tenant shall require heat during any hours of periods other than as set forth in the foregoing section (“extra heat”), Tenant shall reimburse Landlord for 100% of Landlord’s cost of providing such heat including, without limitation, labor cost. Fuel costs shall be based on actual meter readings as additional rent. If more than one tenant of Landlord shall require additional heat, such additional expense shall be based on the proportion of the building occupied by such tenants, for instance if a tenant occupying 10% of such building and a tenant occupying 40% of such building require additional heat, the first tenant shall pay 20% of such additional costs and the second tenant shall pay 80% of such additional costs.

ARTICLE 8

Waiver of Claims, Indemnity

and Public Liability Insurance

8.1 Tenant waives all claims for damages to persons or property sustained by Tenant or any person claiming by or through Tenant resulting from any accident or occurrence in or upon the

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Demised Premises except those claims resulting from Landlord’s willful actions or gross negligence.

8.2 Tenant agrees to pay, and to protect, indemnify, and save harmless Landlord and any holder of any mortgage on the Demised Premises, to the extent not covered by insurance, from and against any and all liabilities, losses, damages, costs, expenses (including all reasonable attorney’s fees, and expenses) causes of action, suits, claims, demands or judgment of any nature whatsoever arising from any injury to, or the death of, any person or any damage to property on the Demised Premises, or in any manner growing out of or connected with the use, non-use, condition or occupation of the Demised Premises or any part thereof or resulting from the condition thereof except those claims resulting from Landlord’s willful actions or gross negligence.

8.3 Tenant agrees to maintain in full force during the term hereof policies of (i) comprehensive general liability insurance including bodily injury, personal injury, property damage and contract liability coverage under which Landlord and Tenant and, at Landlord’s request, any holder of any mortgage on the Demised Premises are named as insureds, and under which the insurer agrees to indemnify and hold Landlord and such Mortgagee harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries, deaths, damage to property and damages mentioned herein and defense thereof, and (ii) worker’s compensation insurance covering all persons employed in connection with any work done on or about the Demised Premises with respect to which claims for death or bodily injury could be asserted against Tenant or the Demised Premises. The minimum limits of liability of such comprehensive general liability insurance shall be One Million Dollars ($1,000,000.00) per occurrence, with deductibles of not more than Ten Thousand Dollars ($10,000.00) with respect to bodily injury and One Hundred Thousand Dollars ($100,000.00) with respect to property damage. All insurers shall be authorized to write such insurance in the State of Rhode Island, shall have a licensed resident agent in said State and shall at all times have a general policyholder’s rating of A or A+ in Best’s latest

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rating guide. Said policies shall not be cancelable without at least thirty (30) days written prior notice to Landlord and to the holder of any mortgage and a duplicate original or certificate thereof shall be delivered to Landlord and any such mortgagee not less than thirty (30) days prior to the expiration date of said insurance policy.

8.4 Landlord shall indemnify Tenant for, and hold Tenant harmless from, any and all cost, loss, liability, and/or expense (including but not limited to reasonable attorneys fees) caused by, due to, or in any way arising out of any clean-up order or investigation of any release of any hazardous or solid waste on, under or about the Demised Premises (whether under the Comprehensive Environmental Response, Compensation and Liability Act [CERCLA] or otherwise), and/or any pollution on under or about the Demised Premises, and/or any other condition or allegation concerning the condition of the Demised Premises or the area about the Demised Premises, except to the extent (and only to the extent) that any such release, threatened release, pollution and/or condition is caused by, in whole or part, Tenant, its agents, servants, employees.

In connection with the foregoing indemnification, Tenant acknowledges and agrees as follows:

1. Landlord, its representatives, agents, contractors, consultants and other third parries designated by Landlord shall have the continuous right to enter upon and secure by appropriate measures portion(s) of the Demised Premises including the building and improvements located thereon and the land underneath the building, at all reasonable times, for the purpose of inspecting same and in order to comply with any and all laws, ordinances, regulations, stipulations, consent decrees, orders and any directions of any governmental authority or agency;

2. To cooperate in all respects with Landlord and with any other third party designated by the Landlord and not to obstruct or interfere with the Landlord or any such third party in connection with the conduct and activities of the Landlord and/or any third parties with respect to the aforesaid right of access, and any activity required in order to comply with any and all

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applicable laws, ordinances, regulations, stipulations, orders, decrees, consent judgments or other requirements of any agency or governmental authority;

3. Tenant shall consult with Landlord prior to initiating any action to communicate and negotiate with any governmental authority or agency and performing, or causing to be performed, any site inspections, site assessments or other environmental inspections except in such instance and to the extent that (1) Tenant may be required by law to report directly to governmental authority or agency, or (2) Tenant is responding to an inquiry from a governmental authority or agency; and

4. Tenant shall inform the Landlord and any third party so designated by Landlord to Tenant, in writing, of any release by Tenant, its agents, servants or employees, or anyone claiming by, through or under of Tenant of any oil or petroleum or any other hazardous material at the Demised Premises within one (1) business day of obtaining knowledge of the release.

ARTICLE 9

Access to Premises and Right to Make Repairs

9.1 Landlord shall have the right to enter upon the Demised Premises, at all reasonable times for the purpose of inspecting or of making repairs to the same. If maintenance or repairs are required to be made by Tenant pursuant to the terms hereof, Landlord shall demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such maintenance or repairs and to complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required so to do) make or cause such maintenance or repairs to be made and shall not be responsible to Tenant for any loss or damage that may occur to Tenant’s stock or business by reason thereof. If Landlord makes or causes such maintenance or repairs to be made, Tenant agrees that it will forthwith, on demand, pay to Landlord the cost thereof, and if Tenant fails to make such payment, Landlord shall have the remedies provided in Article 15 hereof.

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9.2 For a period commencing one (1) year prior to the termination of this Lease or any option period or extension thereof, Landlord may have reasonable access to the Demised Premises for the purpose of exhibiting the same to prospective tenants or purchasers provided the same does not unreasonably interfere with Tenant’s business operations, and may post customary notices in conspicuous places in, on or about the Demised Premises offering the same “For Lease” or “For Sale,” which notices Tenant covenants and agrees shall remain without hindrance or molestation.

ARTICLE 10

Insurance

10.1 Tenant agrees that it shall keep all trade fixtures, equipment, inventory and other personal property installed or placed by it upon the Demised Premises insured against loss or damage by fire with the usual extended coverage endorsements. It is understood and agreed that Tenant assumes all risk of damage to its own property arising from any cause whatsoever vis a vis Landlord, its agents and employees, including, without limitation, loss by theft or otherwise or damage resulting from bursting, stopping or leaking of water, gas, sewer or steam pipes, except for losses due to the willful acts of Landlord or Landlord’s gross negligence. Landlord shall have no obligation to provide security or watchman services to Tenant.

10.2 Insofar as and to the extent that the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the State of Rhode Island (even though extra premium may result therefrom) Tenant agrees that with respect to any loss which is covered by insurance then being carried or required to be carried by Tenant, Tenant releases Landlord of and from any and all

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claims with respect to such loss; and Tenant further agrees that its insurance company shall have no right of subrogation against Landlord on account thereof.

10.3 Tenant shall reimburse Landlord as additional rent for Tenant’s share (as hereinafter defined) of insurance costs (as hereinafter defined) incurred by Landlord in each year during the lease term. As used in this Article, the term “insurance costs” shall mean and include all costs incurred by Landlord in procuring insurance coverage on the building of which the Demised Premises is a part, including without limitation, the cost of comprehensive general liability insurance including bodily injury, personal injury, property damage and contract liability coverage, boiler and machinery insurance, and all risk casualty insurance. Tenant’s share of insurance costs shall be pro rated for any period during the term hereof which does not constitute a full calendar year. Tenant shall pay its share of insurance costs within thirty (30) days after Landlord submits to Tenant a bill therefor. Tenant’s share of insurance costs shall be the same proportion as Tenant’s then proportion of real estate taxes.

10.4 Tenant shall not do or permit anything to be done in or upon the Demised Premises or bring in anything or keep anything therein, which shall increase the rate of insurance on the building in which the Demised Premises are situated; and Tenant agrees that in the event it shall do any of the foregoing, it will promptly pay to Landlord on demand any such increase resulting therefrom, which shall be due and payable as additional rent hereunder.

ARTICLE 11

Damage or Destruction

11.1 If any damage or destruction shall occur to the Demised Premises by reason of fire or other casualty, Tenant will promptly give written notice thereof to Landlord. If more than twenty-five

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percent (25%) of the Demised Premises or the building in which the Demised Premises is situated is damaged or destroyed Landlord shall have an option to terminate this Lease on notice to Tenant within thirty (30) days after the later of: (i) Landlord’s receipt of said notice of damage or destruction to the Demised Premises or (ii) the actual date of such damage, provided if such repairs cannot be made with 90 days of the date of such damage or destruction or if Landlord doses not elect to repair, Tenant may elect to terminate this Lease by written notice to Landlord within forty (40) days after the actual date of such damage. If twenty-five percent (25%) or less of the Demised Premises or the building in which the Demised Premises is situated is damaged or destroyed by fire or other casualty or if Landlord does not so elect to terminate this Lease, Landlord shall restore, repair, replace, rebuild or alter the same as nearly as possible with good quality materials to its value, condition and character immediately prior to such damage or destruction; provided, however, that Landlord need not expend in such restoration, repair, replacement, rebuilding or alteration more than the insurance proceeds available to it. Such restoration, repairs, replacements, rebuilding or alterations shall be commenced promptly and prosecuted with reasonable diligence, unavoidable delays excepted.

11.2 If this Lease is not terminated, an appropriate reduction shall be made in the rent to reflect the extent to which Tenant shall have been unable to utilize the Demised Premises.

ARTICLE 12

Condemnation

12.1 If at any time during the term of this Lease or of any renewal hereof, the whole of the Demised Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement between Landlord and those authorized to exercise such right, this Lease and the term hereby granted shall

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terminate and expire on the date of such taking and the rent, and other sum or sums of money and other charges herein reserved and provided to be paid by Tenant shall be apportioned and paid to the date of such taking. If materially all of the Demised Premises or the building in which the Demised Premises is situated, but less than all of the Demised Premises is taken then in the case of taking of materially all of the Demised Premises, Landlord and Tenant shall each have an option to terminate this Lease on notice to the other party within thirty (30) days after the taking and in the case of a taking of materially all of such building, Landlord shall have the option to terminate this Lease on notice to Tenant within thirty (30) days after the taking. As used in this paragraph the term “materially all” shall be deemed to mean such portion of the Demised Premises or such building, as when so taken, would leave remaining a balance of the Demised Premises or such building which, due either to the area so taken or the location of the parts so taken in relation to the part not so taken, would not under economic conditions, zoning laws or building regulations then existing or prevailing, readily accommodate a new building of a substantially similar nature to the building of which the Demised Premises comprises a portion at the date of such taking, but would legally permit the construction of some building or buildings upon the land comprising the Demised Premises.

12.2 All compensation awarded to be paid upon such a total or material taking of the Demised Premises and/or such building shall belong to and be the property of Landlord without any participation by Tenant; provided, however, that nothing contained herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, and/or depreciation to, damage to, and/or cost of removal of, and/or for the value of, stock and/or trade fixtures, furniture and other personal property belonging to Tenant, and Tenant’s moving expenses; provided, however, that no such claim shall diminish or otherwise adversely affect Landlord’s award nor the award(s) and/or rights of the holders of any mortgage to which this Lease is subject and/or subordinate.

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12.3 The term “taking” as used in this Article is defined as the time when actual possession of the Demised Premises in whole or in part is taken by any lawful power or authority.

12.4 In the event of a condemnation as in this article provided, Tenant waives all claim for any value for its leasehold and/or lease.

12.5 If during the term of this Lease, less than materially all of the Demised Premises shall be taken by virtue of eminent domain or be condemned for any public improvement, as above defined, this Lease shall continue in full force and effect as to the part not so taken, and an equitable abatement of rent shall be made so that the rent payable by Tenant shall be in the proportion which the rental value of the area remaining after all repairs and restorations have been made bears to the rental value of the Demised Premises prior to the aforesaid taking.

ARTICLE 13

Assignment

13.1 Tenant may not assign this Lease or sublet or license the use of the Demised Premises or any part thereof without first obtaining Landlord’s written consent. Landlord shall have the right, to withhold its consent, inter alia if the proposed transferees anticipated use of the Demised Premises involves the generation, storage, use, treatment or disposal of Hazardous Material. In any event, no assignment, sublease or license shall discharge Tenant or any Guarantor hereof of its obligations hereunder.

13.2 Notwithstanding Section 13.1 hereof, if Tenant (which term for the purposes of this section shall include the authorized representative of Tenant’s estate in Bankruptcy) assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy code, 11

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U.S.C. Paragraph 101 et seq., or any future statute in amendment or in substitution thereof (the “Bankruptcy Code”) to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer, and (iii) adequate assurance to be provided Landlord to assure such person’s or entity’s future performance under the Lease, including, without limitation, the assurance referred to in section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by the Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person or entity, less any brokerage commissions which may be payable out of the consideration to be paid by such persons or entity for the assignment of this Lease.

Provided, however, that if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all moneys or other consideration paid, payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all moneys or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord.

Any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

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ARTICLE 14

Additional Tenant Covenants

14.1 Tenant shall immediately discharge, either by payment or by filing of the necessary bond or otherwise, any mechanic’s, materialmen’s or other lien at any time filed against the Demised Premises and/or Landlord’s interest therein, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished to or for Tenant in, upon or about the Demised Premises.

14.2 Tenant shall not erect or maintain upon the Demised Premises any signs, advertisements, or notices unless: (i) such signs, advertisements and notices are of such size and character as are customarily used in Tenants business and are installed according to all laws and ordinances of the City of Warwick of the State of Rhode Island and any protective or restrictive covenants affecting Demised Premises, and (ii) Tenant agrees in writing to be responsible for all damage resulting from the installation, maintenance and removal of such signs, advertisements and notices.

14.3 At the expiration or sooner termination of this Lease, Tenant will quietly and peaceably quit and surrender to Landlord the Demised Premises in tenantable and attractive condition. If Tenant has made improvements, alterations or additions to the Demised Premises, Landlord, at its option, shall either require Tenant to leave said improvements, alterations or additions or to remove them and restore the Demised Premises as they were immediately prior to the making by Tenant of said improvements, alterations or additions.

14.4 Tenant shall pay on demand as additional rent the Landlord’s expenses, including attorneys’ fees, reasonably incurred in enforcing any obligation of Tenant under this Lease.

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ARTICLE 15

Landlord’s Remedies

15.1 It is covenanted and agreed that if Tenant shall neglect to perform or observe any of the covenants, terms, provisions, or conditions contained in this Lease and on its part to be performed or observed within fifteen (15) days after notice of default (except for payment of rent, additional rent or other charges provided for herein, in which case no notice of default shall be required and the grace period shall be ten (10) days), or if the estate hereby created shall be taken on execution or by other process of law, or if Tenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of Tenant for the benefit of creditors, or if a receiver, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction, or if Tenant shall file any petition or there shall be filed against Tenant any petition under any law now or hereafter enacted for the relief of debtors, or if Tenant shall vacate or abandon the Demised Premises, then and in any of said cases (notwithstanding any license of any former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord lawfully may, immediately or at any time thereafter, and without demand or notice, enter into and upon the Demised Premises or any part thereof in the name of the whole or repossess the same as of its former estate, and expel Tenant and those claiming through or under Tenant and remove its, his or their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon entry as aforesaid, or upon notice by Landlord to Tenant of the termination of this lease by reason of any of said events of default, this Lease shall terminate; and Tenant covenants and agrees, notwithstanding any entry or re-entry by Landlord, whether by summary proceedings, termination, or otherwise, to pay and be liable for on the days originally

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fixed herein for the payment thereof, amounts equal to the several installments of rent, taxes, insurance, premiums and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Demised Premises be relet or remain vacant, in whole or in part, for a period less than the remainder of the term, and for the whole thereof, but in the event the Demised Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent received by Landlord in reletting, after deduction of all expenses incurred in reletting the Demised Premises (including, without limitation, remodeling costs, brokerage fees, and the like), and in collecting the rent in connection therewith. As an alternative, at the election of Landlord, Tenant will upon such termination pay to Landlord, as damages, such a sum as at the time of such termination represents the amount of the excess, if any, of the then value of the total rent, taxes, insurance premiums and other benefits which would have accrued to Landlord under this Lease for the remainder of the Lease term if the Lease terms had been fully complied with by Tenant over and above the then cash rental value (in advance) of the Demised Premises for the balance of the term.

15.2 If Tenant shall default in the performance or observance of any term, condition or covenant contained on its part to be performed hereunder, and if Tenant shall not cure such default within ten (10) days after notice thereof from Landlord, then Landlord may, at its option, without waiving any claim for damages or other rights or remedies for breach of this Lease, thereafter cure such default for the account of Tenant; and any amount paid or contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant, and Tenant shall reimburse Landlord therefor and hold Landlord harmless therefrom; provided, however, that Landlord may cure any such default as aforesaid prior to the expiration of the ten (10) day period or prior to Tenant’s cure of such default if the curing of such default prior to the expiration of such time period is necessary to protect the Demised Premises or Landlord’s interest therein or to prevent injury or Damage to persons or property. If Tenant shall fail to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder, such amount together with interest

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thereon at a rate equal to the Prime Rate, so-called, announced by Fleet National Bank shall be added to and become due as a part of the next payment of rent due hereunder.

ARTICLE 16

Miscellaneous Provisions

16.1 Failure on the part of Landlord to complain of any action or non-action on the part of Tenant, no matter how long the same may continue, shall never be deemed to be a waiver by Landlord of any of its rights hereunder. Further, it is covenanted and agreed that no waiver at any time of any of the provisions hereof by Landlord shall be construed as a waiver of any of the other provisions hereof and that a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord to or of any action by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant.

16.2 No payment by Tenant, or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

16.3 Tenant, subject to the terms and provisions of this Lease on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept, and performed, shall lawfully, peaceably, and quietly have, hold, occupy and

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enjoy the Demised Premises during the term hereof without hindrance or ejection by any persons lawfully claiming under Landlord; but it is understood and agreed that this covenant and any and all of the covenants of Landlord contained in this Lease shall be binding upon Landlord only with respect to breaches occurring during Landlord’s ownership of the Demised Premises. In addition, Tenant specifically agrees to look solely to Landlord’s interest in the Demised Premises for recovery of any judgment from Landlord, it being specifically agreed that Landlord and its constituent partners, or any of them, shall never be personally liable for any such judgment.

16.4 If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

16.5 Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, as the case may be, of Landlord and Tenant. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition.

16.6 Tenant agrees not to record this Lease, but each party hereto agrees on request of the other, to execute a short form lease in recordable form and complying with applicable laws of the State of Rhode Island and reasonably satisfactory to attorneys for Landlord. In no event shall such document set forth the rental or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

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16.7 Whenever by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be hand delivered or sent by registered or certified mail, postage prepaid and return receipt requested, and shall be effective upon receipt of the original (without reference to the copy):

If intended for the Landlord, addressed to it at the address set forth on the first page of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice), with a copy to McGovern, Noel & Benik, 321 South Main Street, Providence, Rhode Island 02903, Attention: Philip Noel, Esq. If intended for Tenant, addressed to it at the Demised Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice), with a copy to Legal Department, OLIN CORPORATION, 427 North Shamrock, East Alton, IL 62024-1197.

16.8 This document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations, and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

16.9 The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this Lease.

16.10 Tenant shall at any time and from time to time upon not less than ten (10) days’ prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord a statement in writing, certifying that this lease is unmodified and in full force and effect (or if there have been

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modifications, that this Lease is in full force and effect as modified and stating the modifications), and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, and containing any other information and/or agreement reasonably requested by a mortgagee, prospective mortgagee or prospective purchaser of the Demised Premises or of the interest of Landlord therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. Landlord shall provide a similar certificate to Tenant, as requested by Tenant.

ARTICLE 17

Subordination

The rights and interest of the Tenant under this Lease shall be subject and subordinate to any mortgages now existing or which may hereafter be placed upon the Demised Premises, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, modifications, replacements and extensions thereof, if the mortgagee named in said mortgages shall elect by written notice delivered to the Tenant to subject and subordinate the rights and interest of the Tenant under this Lease to the lien of its mortgage. In the event of such election and upon notification by such mortgagee to the Tenant to that effect, the right and interest of the Tenant under this Lease shall be deemed to be subordinate to the lien of said mortgage whether this Lease is dated prior to or subsequent to the date of said mortgage. Notwithstanding the above, Tenant’s possession hereunder shall not be disturbed by the foreclosure of any mortgage or deed of trust so long as Tenant is not in default hereunder. Tenant shall execute and deliver whatever instruments may be required for such purposes and containing any other reasonable terms requested by a

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mortgagee or prospective Mortgagee of the Demised Premises, and in the event Tenant fails so to do within five (5) days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint the Landlord as its attorney in fact and in its name, place and stead so to do.

ARTICLE 18

Security Deposit

In order to secure the performance by Tenant of the terms, conditions and covenants contained herein on the part of the Tenant to be paid, performed and observed, Tenant, upon execution hereof, shall deposit with Landlord an amount equal to three (3) months’ rent. Landlord may co-mingle this deposit with its own funds and shall not be obligated to pay any interest thereon. If Tenant should default in the performance of any of the aforesaid terms, conditions and covenants, Landlord may use, apply or retain the whole or any part of the deposit for the payment of rent or for the reimbursement of any sum which the Landlord may expend or be required to expend by reason of such default. Tenant hereby covenants it will not assign or encumber or attempt to assign or encumber the moneys deposited hereunder as security.

ARTICLE 19

Payments to Landlord

Tenant shall pay to Landlord absolutely net throughout the term of this Lease, all rent, additional rent and other payments hereunder, free of any charges, assessments, impositions or deductions of any kind and without abatement, deduction or set off for any reason whatsoever, and

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under no circumstances or conditions, whether now existing or hereinafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder, except as otherwise expressly set forth in this Lease, and Tenant hereby expressly agrees to waive and disclaim any present or future right to apply any payment or part payment of rental against any obligations of Landlord, however incurred.

WITNESS the execution hereof, in any number of counterpart copies, each of which counterpart copies shall be deemed an original for all purposes, as of the day and year first above written.

Landlord: THE LARES GROUP II

Witnessed:	/s/ Authorized Witness	By:	/s/ John G. Laramee
John G. Laramee, General Partner

Tenant: A.J. OSTER CO.

Witnessed:	/s/ Authorized Witness	By:	/s/ Authorized Signatory
		Title:	President

INDUSTRIAL DRIVE
STRAWBERRY FIELD ROAD

EXHIBIT "A"

A J. OSTER
DEMISED PREMISES
RESERVED PARKING
RESERVED PARKING
COMPACTOR
STORAGE
FIRE PUMP
BOILER ROOM

EXHIBIT "B"

February 17, 2000

LEASE AMENDMENT

This AMENDMENT made and entered into as of the 1st day of March, 2000 by and between THE LARES GROUP, II, a Rhode Island limited partnership having offices at 333 Strawberry Field Road, Warwick, Rhode Island (hereinafter referred to as “Landlord”), and OLIN CORPORATION, d.b.a, A. J. OSTER COMPANY, a Virginia Corporation having local offices at 445 Warwick Industrial Drive, Warwick, Rhode Island (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into an Indenture of Lease dated as of the 1st day of March 1995, with respect to certain premises situated in Warwick, Rhode Island, (hereinafter referred to as the “Lease”) and

WHEREAS, Landlord and Tenant desire to amend the Lease in certain respects:

And, WHEREAS the Landlord and Tenant desire to continue said Lease on the terms hereafter stated;

Now, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree that the term of the said Lease is extended for a period of Five (5) years expiring on February 28, 2005, and that the said extended term is under the same terms, conditions, and covenants as in the stated Lease now contained except for and subject to any amendments, deletions and substitutions herein and except any terms, conditions, or covenants that are contrary to the extension of this term.

1

1.	Section 1.1 of the Lease is hereby amended and the following is hereby added thereto:

The Demised Premises as of March 1, 2000 and through the remainder of this Lease shall consist of approximately 88000 square feet of space (hereinafter referred to as the “Demised Premises”) as shown on Exhibit “C” attached hereto and made a part hereof.

2.	Article 2 of the Lease is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

Term of Lease

TO HAVE AND TO HOLD the Demised Premises onto Tenant for a term of Ten (10) years, beginning on March 1, 1995 and ending on February 28, 2005.

3.	Article 3 of the Lease is hereby amended and the following is hereby added thereto:

SIX
March 1, 2000 through and including February 28, 2001	$330,000.00	$27,500.00
SEVEN & EIGHT
March 1, 2001 through and including February 28, 2003	352,000.00	29,333.33
NINE, and TEN
March 1, 2003 through and including February 28, 2005	374,000.00	31,166.67

2

4.	Section 4.4 of the Lease is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

Tenants’ share of the real estate tax shall be equal to 11% thereof for the first Five (5) years of the Lease (March 1, 1995 through and including February 29, 2000) and shall be equal to 13.13% thereof for the last Five (5) years of the Lease March 1, 2000 through and including February 28, 2005).

5.	Article 16 of the Lease is hereby amended with the addition of Section 16.11 as follows:

16.11 Tenant agrees that disclosure by the Tenant of the rental or other charges payable by Tenant under this Lease to any third party except for the purposes of Tenants’ accounting, banking, and tax preparation shall be strictly prohibited and if Tenant shall disclose such as set forth above, the Tenant shall at the option of the Landlord, be in default hereunder and the Landlord shall have all rights and remedies available as a result of a default hereunder.

6.	This Amendment shall be effective as of the 1st day of March 2000.

7.	The Lease, as extended and amended by this Amendment is and shall remain in full force and effect and is hereby ratified, confirmed and approved. The terms, conditions and covenants herein contained shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

3

WITNESS the execution hereof, in any number of counterpart copies, each of which counterpart copies shall be deemed as original for all purposes, as of the day and year first above written.

Landlord: THE LARES GROUP II

Witness:	/s/ Authorized Witness	By:	/s/ John G. Laramee
John G. Laramee, General Partner

Tenant: Olin Corporation d.b.a. A. J. Oster Company

Witness:	/s/ Authorized Witness	By:	/s/ Joseph D. Rupp
Joseph D. Rupp, President Brass Div.

4

SECOND AMENDMENT TO LEASE

THIS SECOND LEASE AMENDMENT (hereinafter referred to as “Second Amendment”) made by and entered into as of this, the          day of March 2005 by and between THE LARES GROUP II, a Rhode Island Limited Partnership having offices at 333 Strawberry Field Road, Warwick, Rhode Island, 02886 (hereinafter referred to as “Landlord”) and OLIN CORPORATION d.b.a. A.J. OSTER COMPANY, a Virginia Corporation having local offices at 445 Warwick Industrial Drive, Warwick, RI 02886 (hereinafter referred to as “Tenant”),

RECITALS

WHEREAS, Landlord and Tenant, by written Lease Agreement dated March 1, 1995 (hereinafter referred to as the “Lease”) agreed to enter into an Indenture of Lease whereby Landlord demised to Tenant a portion of Landlord’s premises consisting of approximately 73,600 square feet of space located at 333 Strawberry Field Road, Warwick, RI 02886.

WHEREAS, Landlord and Tenant, by written Amendment to the Lease dated March 1, 2000 (hereinafter referred to as the “First Amendment”) agreed to extend the term of the Lease for an additional five (5) years period, whereby Landlord demised to Tenant a portion of Landlord’s premises consisting of approximately 88,000 square re feet of space at a rate set forth in the Second Amendment.

WHEREAS, Landlord and Tenant mutually desire to now, by a second written Amendment to the Lease (hereinafter referred to as the “Second Amendment”) extend the term of the Lease for an additional five (5) years, beginning March 1, 2005 and expiring on February 28, 2010 at a lease rate set forth herein. The parties further agree that the Lease and the terms, conditions and or covenants contained therein shall continue to be in full force and effect throughout the duration of this Second Amendment, except where such terms, conditions and or covenants have been expressly modified or amended by this Second Amendment.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties each intending to be bound hereby covenant and agree as follows:

AGREEMENT

PREMISES

1. ARTICLE 1, Paragraph 1.1 is hereby deleted in its entirety and replaced by the following:

1.1 Landlord hereby leases to Tenant, and Tenant leases from Landlord, upon and subject to the terms and provisions contained herein, a portion of the building owned by the Landlord and located at 333 Strawberry Field Road, Warwick, Rhode Island, (hereinafter referred to as the “Demised Premises”). The

Demised Premises consist of approximately 88,900 square feet of space, as shown on Exhibit “C”, attached hereto and made a part hereof”

TERM

2. ARTICLE 2, is hereby deleted in its entirety and hereby replaced by the following:

2.0 Landlord and Tenant agree to extend the term of the Lease by written Second Amendment for an additional term of five (5) years, beginning March 1, 2005 and ending February 28, 2010.

RENT

3. ARTICLE 3 is hereby deleted in its entirety and the following shall be substituted in its place and become a part thereof for the purpose of determining the rent for this extension period.

3.0 Tenant covenants and agrees to pay to Landlord at the address as hereinabove set forth, or at such place as Landlord, from time to time shall designate in writing, base rent for the Demised Premises, without offset or reduction and without previous demand therefore at the rate per annum hereinafter set forth, such rent being payable in equal monthly installments as hereinafter set forth, in advance, on the first day of each and every calendar month during the term hereof:

Lease Year	Rent Per Annum	Monthly Installment
ONE, TWO, MARCH 1, 2005 through and Including FEBRUARY 28, 2007	$374,000.00	$31,166.67
THREE, FOUR & FIVE MARCH 1, 2007 through and Including FEBRUARY 28, 2010	$396,000.00	$33,000.00

TAXES

4. Article 4, Paragraph 4.4 of the Lease is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

Tenant’s share of the real estate tax shall be equal to 13.13% thereof for the entire term of the Second Amendment to this Lease beginning March 1, 2005 through and including February 28, 2010.

2

MISCELLANEOUS PROVISIONS

5. Article 16 of the Lease is hereby amended with the addition of Section 16.11 which provides as follows:

16.11. Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent except for the purposes of Tenant’s accounting, banking and tax preparation. Under no circumstances shall consent by Landlord to any disclosures be deemed to be a waiver on the/part of Landlord with respect to any future disclosure.

6. Except as modified or amended by this Amendment, all of the terms, covenants, and conditions of the Original Lease, as amended, shall continue and remain in full force and effect and are hereby ratified and confirmed. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

7. Landlord and Tenant each represent and warrant to the other that they have the full right, power and authority to enter into this Second Amendment to the Lease.

8. This Second Amendment to the Lease shall be effective as of the March 1, 2005.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to be effective the day and year first above written.

LANDLORD:

THE LARES GROUP II

Witnessed:	/s/ Authorized Witness	By:	/s/ John G. Laramee
John G. Laramee, General Partner

TENANT:

OLIN CORPORATION, d.b.a. A.J. OSTER COMPANY

Witnessed:	/s/ Authorized Witness	By:	/s/ Authorized Signatory

3

NDUSTRIAL DRIVE
STRAWBERRY FIELD ROAD

EXHIBIT "C"

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (the “Third Amendment”) is made and entered into as of the              day of March, 2011 by and between THE LARES GROUP II, a Rhode Island limited partnership having offices at 333 Strawberry Field Road, Warwick, Rhode Island, 02886 (hereinafter referred to as “Landlord”) and GLOBAL BRASS and COPPER, Inc. d/b/a AJ OSTER CO, LLC, a Delaware corporation, (hereinafter referred to as “Tenant”).

WITNESSETH

WHEREAS, Landlord by written Lease dated March 1, 1995 (the “Original Lease”), and First Amendment to Lease dated March 1, 2000 (the “First Amendment to Lease”), and Second Amendment to Lease dated March 1, 2005 (the “Second Amendment to Lease) demised to Tenant a portion of Landlord’s premises located at 333 Strawberry Field Road, Warwick, RI 02886, as more fully described in the Original Lease (the “Original Demised Premises”), for a term ending February 28, 2014, at the rent and upon the other terms, covenants, and conditions, contained in the Original Lease and, the First Amendment to Lease and, the Second Amendment to Lease; and

WHEREAS, THE PARTIES now mutually desire to modify and amend the Original Lease and, the First Amendment to Lease and, the Second Amendment to Lease to provide Tenant with a four (4) year extend term for the period from March 1, 2010 through February 28, 2014 as provided in this Third Amendment to Lease.

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant each intending to be bound, hereby covenant and agree as follows:

2. ARTICLE 2 is hereby amended by adding a new Section 2.0, which section becomes a part thereof for the purpose of extending the term of the Lease between the Landlord and Tenant.

2.0 Landlord and Tenant agree to extend the term of the Lease by written Third Amendment for an additional term of four (4) years, beginning March 1, 2010 and ending February 28, 2014

3. ARTICLE 3 is hereby amended by adding section 3.1 which section becomes a part thereof for the purpose of determining the rent for the extended term.

3.1 RENT FOR EXTENDED TERM

Lease Year	Rent Per Annum	Monthly Installment
ONE through Four, MARCH 1, 2010 through and including FEBRUARY 28, 2014	$396,000.00	$33,000.00

4. Except as modified or amended by this Third Amendment all of the terms, covenants, and conditions of the Original Lease, and First Amendment to the Lease and, Second Amendment to the Lease shall continue and remain in full force and effect and are hereby ratified and confirmed.

5. Landlord and Tenant each represent warrant to the other that they have the full right, power and authority to enter into this First Amendment.

IN WITNESS WHEREOF, the parties here to have executed this Third Amendment to be effective on the day and year first above written.

Landlord: THE LARES GROUP II

Witnessed:	/s/ Authorized Witness	By:	/s/ John G. Laramee
John G. Laramee, General Partner

Tenant: AJ OSTER CO.

Witnessed:	/s/ Authorized Witness	By:	/s/ Authorized Signatory
Title: President